EXHIBIT 10.9

AMENDMENT OF MARCH 13, 2013
SETTLEMENT AGREEMENT
AND MUTUAL GENERAL RELEASE

This Amendment to the March 13, 2013 Settlement Agreement and Mutual General Release (“Amendment Agreement”) dated August 29, 2013, is made by and between by and between the following parties identified immediately below (collectively, the Parties):

1.	TransBioTec, Inc., a California corporation (TBT-CA);

2.	TransBioTec, Inc., a Delaware corporation (TBT-DE)

3.	TransBioTec, Inc., a Colorado corporation (TBT-CO);

4.	David William Bowman, aka Bill Bowman;

5.	Bowman & Co., LLC;

6.	William Cooper;

7.	KULA, a suspended entity; and

8.	Travis Cooper

The above TransBioTec, Inc. business entities, parties 1-3, unless specifically referred to, are collectively referred to as “TBT”.  The individual settling parties 4, 6 and 8 and the remaining entity parties 5 and 7, unless specifically referred to, are collectively referred to as “Bowman/Coopers”.

This Amendment Agreement is executed with reference to the following facts:

R E C I T A L S

A.           On March 13, 2013 the Parties agreed to a written Settlement Agreement and Mutual General Release (“Agreement”).  To date the Parties have performed their respective duties on the Agreement with the balance of the payments due on or before December 31, 2013. On July 12, 2013 Bill Bowman (“Bowman”) filed a new civil suit in the matter of Bowman v. TransBioTec, et. al, Case No. 30-2013-00662262-CU-BC-CJC filed in the Orange County Superior Court (“Bowman II Suit”).  The suit has been denied and responded to by TBT.

B.           The Parties now desire to compromise and settle the balance of their respective claims, lawsuits, settlement agreements and petitions arising from and related to the above-referenced Actions, known and unknown claims relating to the Actions, and desire to enter into this Amendment Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing facts, mutual covenants and agreements herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           In consideration of Bill Bowman and the Bowman/Coopers agreements to dismiss with prejudice the Bowman II Suit and Amendment to the Agreement terms for mutual restrictions and restrains on any further contacts in section 2.g, TBT agrees to pay Bowman the amount of Seventy-Five Thousand and 00/100 dollars ($75,000) as an accelerated and discounted full satisfaction of Bowman’s two remaining and already partially satisfied Judgments.   TBT’s payment deadline for deposit of funds into Bowman’s Wells Fargo bank account is continued from August 30, 2013 to Wednesday, September 4, 2013. The TBT satisfaction of judgment funds deposit is contingent upon Bowman’s signature and return of Satisfaction of Judgment forms for both Judgments.  The Bowman II Suit dismissal with prejudice shall be filed within 5 days of the 9/4/13 deposit of funds into Bowman’s Wells Fargo bank account.

2.           Bowman and Bowman/Coopers agree to the following amendment and replacement of Agreement Section 2.g. as follows [inserted terms italicized for effect]:

“g.         That during this agreement and following any final settlement that the  Parties shall not contact and/or otherwise communicate with each other or with TBT’s  officers, directors, agents, broker-dealers, shareholders, note holders, creditors, former officers and employees and professional advisors of TBT, Kodiak Capital, LLC employees, officers, members and directors, and any other person or entity with existing and pending debt and/or equity investments, except through legal counsel of TBT.”

3.           All other terms, conditions and release provisions of the March 13, 2013 Agreement shall remain in full force and effect.

BOWMAN/COOPERS PARTIES:

/s/ David William Bowman
David William Bowman

/s/ William Cooper
William Cooper

/s/ Travis Cooper
Travis Cooper

Bowman & Co., LLC

/s/ David William Bowman
By:	David William Bowman
Its:	Authorized Member

KULA, aka Kula Management, Inc., a suspended entity

/s/ Travis Cooper
By:	Travis Cooper
Its:	Authorized Agent/Officer/Owner

TRANSBIOTEC, INC. PARTIES

TransBioTec, Inc., a California Corporation

/s/ Charles Bennington
By:	Charles Bennington
Its:	President

TransBioTec, Inc., a Colorado Corporation

/s/ Charles Bennington
By:	Charles Bennington
Its:

TransBioTec, Inc., a Delaware Corporation

/s/ Charles Bennington
By:	Charles Bennington
Its:	President